Exhibit 99.1

Concrete Pumping Holdings Reports Robust Third Quarter Fiscal Year 2020 Results

DENVER, CO – September 9, 2020 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (the “Company” or “CPH”), a leading provider of concrete pumping and waste management services in the U.S. and U.K., reported financial results for its third fiscal quarter ended July 31, 2020.

Third Quarter Fiscal Year 2020 Summary vs. Third Quarter of Fiscal Year 2019 (where applicable)

●	Revenue was $77.1 million compared to $78.7 million.
●	Gross margin was 49.0% compared to 49.6%.
●	Net income available to common shareholders was $2.5 million or $0.04 per diluted share, compared to $2.3 million or $0.05 per diluted share.
●	Adjusted EBITDA[1] was $30.0 million compared to $30.6 million with Adjusted EBITDA margin remaining at 38.9%.
●	Net debt[2] of $395.3 million and total available liquidity of $43.5 million as of July 31, 2020.

 Management Commentary

“As our third quarter results demonstrate, we continue to navigate the evolving impacts of COVID-19 from a position of strength, which is a testament to our great employees, the resiliency of our business model and our highly variable cost structure,” said Bruce Young, CEO of CPH. “Despite some softness in a few of our markets caused by COVID-19, we kept revenue and Adjusted EBITDA essentially flat, while continuing to grow our concrete waste management services business by double-digits. Our team is very proud of this robust performance during an obviously challenging macro environment.

“In addition, our 38.9% Adjusted EBITDA margin remained strong and was driven by our experienced team's ability to control the roughly 70% variable nature of our cost structure, as well as the proactive measures we took across the organization to rationalize expenses. This was accomplished while continuing to strengthen our balance sheet. We reduced net debt by $17.5 million during the third quarter and had access to $43.5 million of total liquidity at the end of the third quarter. Our healthy operating cash flow and no near-term debt maturities has us continuing to feel comfortable with our liquidity during these uncertain times.

“We remain cautiously optimistic about the demand environment for the remainder of our fiscal year. Our diversified revenue exposure creates opportunities for growth, particularly in areas where we’re currently experiencing incremental market share gains, like concrete waste management and residential construction. We look forward to our continued execution in these areas of opportunity while appropriately balancing debt paydown with investment opportunities that support the long-term growth of the business.”

1 Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). See “Non-GAAP Financial Measures” below for a discussion of the definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to its most comparable GAAP measure.

2 Net debt is a non-GAAP financial measure. See Non-GAAP Financial Measures below for a discussion of the definition of net debt and a reconciliation to its most comparable GAAP measure.

Third Quarter Fiscal Year 2020 Financial Results

Revenue in the third quarter of fiscal year 2020 was $77.1 million compared to $78.6 million in the third quarter of fiscal year 2019. The slight decline was due to lower revenue in the U.K. Operations segment as a result of the continued lingering effect of COVID-19, which drove substantial curtailment of business operations during April and into May. This was mostly offset by 18% growth in the U.S. Concrete Waste Management Services segment.

Gross profit in the third quarter of fiscal year 2020 was $37.8 million compared to $39.0 million in the year-ago quarter. Gross margin was 49.0% compared to 49.6% in the year-ago quarter. The small decline in gross margin was primarily driven by the U.K. Operations segment, which realized lower gross margin as a result of the continuing impacts from COVID-19.

General and administrative expenses in the third quarter of fiscal year 2020 declined to $27.0 million compared to $28.2 million in the year-ago quarter. The primary driver of the decrease year-over-year is due to lower amortization of intangible assets expense.

Net income available to common shareholders in the third quarter of fiscal year 2020 was $2.5 million or $0.04 per diluted share, compared to net income of $2.3 million or $0.05 per diluted share in the third quarter of fiscal year 2019.

Adjusted EBITDA in the third quarter of fiscal year 2020 was $30.0 million compared to $30.6 million in the year-ago quarter. Adjusted EBITDA margin remained consistent at 38.9% compared to the year-ago quarter.

Liquidity

At July 31, 2020, the Company had net debt of $395.3 million and total available liquidity of $43.5 million. Net debt improved by $17.5 million from the end of the second quarter of fiscal 2020.

Segment Results

U.S. Concrete Pumping. Revenue in the third fiscal quarter increased slightly to $58.6 million compared to $58.4 million in the year-ago quarter. Modest organic growth in many of our markets was mostly offset by COVID-19 driven declines in certain other markets. Adjusted EBITDA was $21.2 million in the third quarter of 2020 compared to $22.0 million in the year-ago quarter.

U.K. Operations. Revenue in the third fiscal quarter was $9.2 million compared to $12.5 million in the year-ago quarter. The decline was largely attributable to the lingering effect of COVID-19, which drove substantial curtailment of business operations during April and into May. While COVID-19 economic restrictions continued to affect this segment in a more limited manner throughout the third quarter of fiscal 2020, the impact had lessened considerably on a year-over-year basis by July. Adjusted EBITDA was $3.4 million compared to $4.3 million in the year-ago quarter primarily due to the decline in revenue.

U.S. Concrete Waste Management Services. Revenue in the third fiscal quarter increased 18% to $9.4 million compared to $8.0 million in the year-ago quarter. The increase was primarily due to robust organic growth, pricing improvements, new product offerings, and continuing momentum in newer branch locations established over the last year. Adjusted EBITDA in the third fiscal quarter increased 34% to $4.8 million compared to $3.6 million over the year-ago quarter, with the increase primarily attributable to the strong revenue growth and leveraging scale.

Fiscal Year 2020 Outlook

As previously reported in its second quarter earnings release, CPH believes it is currently well-positioned to navigate the current COVID-19 environment and is fully prepared to leverage an economic recovery. Given the heightened uncertainty about the duration and timing of the economic recovery associated with the pandemic, on May 11, 2020, the Company withdrew its 2020 guidance provided in January 2020. We will continue to monitor the situation closely and will update our investors on our outlook when appropriate.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter results.

Date: Wednesday, September 9, 2020

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-877-407-9039

International dial-in number: 1-201-689-8470

Conference ID: 13708502

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.concretepumpingholdings.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through September 30, 2020.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13708502

About Concrete Pumping Holdings

Concrete Pumping Holdings is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, primarily operating under what we believe are the only established, national brands in both geographies – Brundage-Bone for concrete pumping in the U.S., Camfaud in the U.K., and Eco-Pan for waste management services in both the U.S. and U.K. The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of July 31, 2020, the Company provided concrete pumping services in the U.S. from a footprint of approximately 90 locations across 22 states, concrete pumping services in the U.K. from 28 locations, and route-based concrete waste management services from 16 locations in the U.S. and 1 location in the U.K. For more information, please visit www.concretepumpingholdings.com or the Company’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

Presentation of Predecessor and Successor Financial Results

As a result of the business combination between our predecessor, Industrea Acquisition Corp., and the private operating company formerly called Concrete Pumping Holdings, Inc. (the “Business Combination”), the Company is the acquirer for accounting purposes and CPH is the acquiree and accounting predecessor. The Company’s financial statement presentation distinguishes the Company’s presentations into two distinct periods, the period up to the Business Combination closing date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”). The Business Combination was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired. As a result of the application of the acquisition method of accounting as of the effective time of the Business Combination, the accompanying Consolidated Financial Statements include a black line to distinguish the results for Predecessor and Successor reporting entities shown, as they are presented on a different basis and are therefore, not comparable.

Forward‐Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “outlook” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impacts of the COVID-19 pandemic and related economic conditions on the Company; the outcome of any legal proceedings or demand letters that may be instituted against or sent to the Company or its subsidiaries; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees, and realize the expected benefits from the acquisition of Capital Pumping; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). The Company believes that this non-GAAP financial measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management also uses this non-GAAP financial measure to compare the Company’s performance to that of prior periods for trend analyses, determining incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is also used in quarterly and annual financial reports prepared for the Company’s board of directors. The Company believes that this non-GAAP measure provides an additional tool for investors to use in evaluating the Company’s ongoing operating results and in comparing the Company’s financial results with competitors who also present similar non-GAAP financial measures.

Adjusted EBITDA is defined as net income calculated in accordance with GAAP plus interest expense, income taxes, depreciation, amortization, transaction expenses, loss on debt extinguishment, stock-based compensation, other income, net, and other adjustments. Adjusted EBITDA is not pro forma for acquisitions. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue for the period presented.

See “Non-GAAP Measures (Adjusted EBITDA)” below for a reconciliation of Adjusted EBITDA to net income (loss) calculated in accordance with GAAP.

Net debt is calculated as all amounts outstanding under debt agreements (currently this includes the Company’s term loan and revolving line of credit balances, excluding any offsets for capitalized deferred financing costs) measured in accordance with GAAP less cash. Cash is subtracted from the GAAP measure because it could be used to reduce the Company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. CPH believes this non-GAAP measure provides useful information to management and investors in order to monitor the Company’s leverage and evaluate the Company’s consolidated balance sheet.

Current and prospective investors should review the Company’s audited annual and unaudited interim financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate the Company’s business. Other companies may calculate Adjusted EBITDA and net debt differently and therefore these measures may not be directly comparable to similarly titled measures of other companies.

As the underlying business and financial results of the Successor and Predecessor entities are expected to be largely consistent, excluding the impact on certain financial statement line items that were impacted by the Business Combination, management has combined the first quarter 2019 results of the Predecessor and Successor periods for comparability in certain tables below. Accordingly, in addition to presenting our results of operations as reported in our consolidated financial statements in accordance with GAAP, the tables below present the non-GAAP combined results for the first quarter of 2019.

Contact:

Company: Iain Humphries Chief Financial Officer 1-303-289-7497	Investor Relations: Gateway Investor Relations Cody Slach 1-949-574-3860 BBCP@gatewayir.com

Concrete Pumping Holdings, Inc.
Consolidated Balance Sheets

	Successor	Successor
	July 31,	October 31,
(in thousands, except per share amounts)	2020	2019
ASSETS

Current assets:
Cash and cash equivalents	$4,131	$7,473
Trade receivables, net	44,365	45,957
Inventory	5,339	5,254
Income taxes receivable	4,766	697
Prepaid expenses and other current assets	4,631	3,378
Total current assets	63,232	62,759

Property, plant and equipment, net	305,896	307,415
Intangible assets, net	192,228	222,293
Goodwill	223,565	276,088
Other non-current assets	1,782	1,813
Deferred financing costs	814	997
Total assets	$787,517	$871,365

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Revolving loan	$12,990	$23,555
Term loans, current portion	20,888	20,888
Current portion of capital lease obligations	95	91
Accounts payable	5,910	7,408
Accrued payroll and payroll expenses	11,183	9,177
Accrued expenses and other current liabilities	21,493	28,106
Income taxes payable	1,348	1,153
Deferred consideration	-	1,708
Total current liabilities	73,907	92,086

Long term debt, net of discount for deferred financing costs	348,183	360,938
Capital lease obligations, less current portion	405	477
Deferred income taxes	69,257	69,049
Total liabilities	491,752	522,550

Zero-dividend convertible perpetual preferred stock, $0.0001 par value, 2,450,980 shares issued and outstanding as of July 31, 2020 and October 31, 2019	25,000	25,000

Stockholders' equity
Common stock, $0.0001 par value, 500,000,000 shares authorized, 58,200,084 and 58,253,220 issued and outstanding as of July 31, 2020 and October 31, 2019, respectively	6	6
Additional paid-in capital	354,696	350,489
Treasury stock	(131)	-
Accumulated other comprehensive income	1,008	(599)
(Accumulated deficit) retained earnings	(84,814)	(26,081)
Total stockholders' equity	270,765	323,815

Total liabilities and stockholders' equity	$787,517	$871,365

Concrete Pumping Holdings, Inc.
Consolidated Statements of Operations

						S/P Combined
	Successor				Predecessor	(non-GAAP)
(in thousands, except share and per share amounts)	Three Months Ended July 31, 2020	Three Months Ended July 31, 2019	Nine Months Ended July 31, 2020	December 6, 2018 through July 31, 2019	November 1, 2018 through December 5, 2018	Nine Months Ended July 31, 2019

Revenue	$77,131	$78,655	$225,111	$174,613	$24,396	$199,009
Cost of operations	39,330	39,665	123,295	98,396	14,027	112,423
Gross profit	37,801	38,990	101,816	76,217	10,369	86,586
Gross margin	49.0%	49.6%	45.2%	43.6%	42.5%	43.5%

General and administrative expenses	26,954	28,159	79,941	63,693	4,936	68,629
Goodwill and intangibles impairment	-	-	57,944	-	-	-
Transaction costs	-	176	-	1,458	14,167	15,625
Income (loss) from operations	10,847	10,655	(36,069)	11,066	(8,734)	2,332

Interest expense, net	(8,364)	(9,843)	(26,632)	(24,753)	(1,644)	(26,397)
Loss on extinguishment of debt	-	-	-	-	(16,395)	(16,395)
Other income, net	36	28	139	59	6	65
Income (loss) before income taxes	2,519	840	(62,562)	(13,628)	(26,767)	(40,395)

Income tax expense (benefit)	(462)	(1,922)	(3,829)	(3,115)	(4,192)	(7,307)
Net Income (loss)	2,981	2,762	(58,733)	(10,513)	(22,575)	(33,088)

Less preferred shares dividends	(489)	(456)	(1,432)	(1,159)	(126)	(1,285)
Less undistributed earnings allocated to preferred shares	-	-	-	-	-	-

Income (loss) available to common shareholders	$2,492	$2,306	$(60,165)	$(11,672)	$(22,701)	$(34,373)

Weighted average common shares outstanding
Basic	52,782,663	49,940,411	52,752,884	37,155,182	7,576,289
Diluted	55,892,193	53,122,690	52,752,884	37,155,182	7,576,289

Net (loss) income per common share
Basic	$0.05	$0.05	$(1.14)	$(0.31)	$(3.00)
Diluted	$0.04	$0.05	$(1.14)	$(0.31)	$(3.00)

Concrete Pumping Holdings, Inc.
Consolidated Statements of Cash Flows

				S/P Combined
	Successor		Predecessor	(non-GAAP)
(in thousands, except per share amounts)	Nine Months Ended July 31, 2020	December 6, 2018 through July 31, 2019	November 1, 2018 through December 5, 2018	Nine months Ended July 31, 2019

Net income (loss)	$(58,733)	$(10,513)	$(22,575)	$(33,088)
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and intangibles impairment	57,944	-	-	-
Depreciation	19,537	14,125	2,060	16,185
Deferred income taxes	92	(2,983)	(4,355)	(7,338)
Amortization of deferred financing costs	3,094	1,385	152	1,537
Write off deferred debt issuance costs	-	-	3,390	3,390
Amortization of debt premium	-	-	(11)	(11)
Amortization of intangible assets	25,290	22,235	653	22,888
Stock-based compensation expense	4,207	1,986	27	2,013
Prepayment penalty on early extinguishment of debt	-	-	13,004	13,004
(Gain)/loss on the sale of property, plant and equipment	(944)	420	(166)	254
Payment of contingent consideration in excess of amounts established in purchase accounting	(526)	-	-	-
Net changes in operating assets and liabilities (net of acquisitions):
Trade receivables, net	1,668	(4,346)	485	(3,861)
Inventory	(63)	(143)	(294)	(437)
Prepaid expenses and other current assets	(3,520)	(4,209)	(1,283)	(5,492)
Income taxes payable, net	(3,899)	(279)	203	(76)
Accounts payable	(1,489)	(7,666)	(654)	(8,320)
Accrued payroll, accrued expenses and other current liabilities	10,826	(8,587)	17,280	8,693
Net cash (used in) provided by operating activities	53,484	1,425	7,916	9,341

Cash flows from investing activities:
Purchases of property, plant and equipment	(36,658)	(29,700)	(503)	(30,203)
Proceeds from sale of property, plant and equipment	6,392	1,546	364	1,910
Cash withdrawn from Industrea Trust Account	-	238,474	-	238,474
Acquisition of net assets, net of cash acquired - CPH acquisition	-	(449,434)	-
Net cash (used in) investing activities	(30,266)	(239,114)	(139)	(239,253)

Cash flows from financing activities:
Proceeds on long term debt	-	417,000	-	417,000
Payments on long term debt	(15,666)	(9,747)	-	(9,747)
Proceeds on revolving loan	206,420	161,123	4,693	165,816
Payments on revolving loan	(217,162)	(128,932)	(20,056)	(148,988)
Redemption of common shares	-	(231,415)	-	(231,415)
Payment of debt issuance costs	-	(23,708)	-	(23,708)
Payments on capital lease obligations	(67)	(56)	(7)	(63)
Purchase of treasury stock	(131)	-	-	-
Issuance of preferred shares	-	25,000	-	25,000
Payment of underwriting fees	-	(8,050)	-	(8,050)
Payment of contingent consideration established in purchase accounting	(1,161)	-	-	-
Proceeds on exercise of rollover incentive options	-	1,370	-	1,370
Net cash provided by (used in) financing activities	(27,767)	202,585	(15,370)	187,215
Effect of foreign currency exchange rate on cash	1,207	(3,183)	(70)	(3,253)
Net increase (decrease) in cash	(3,342)	4,525	(7,663)	(3,138)
Cash:
Beginning of period	7,473	4	-	-
End of period	$4,131	$4,529	$958	$4,529

Concrete Pumping Holdings, Inc.
Segment Revenue

	Successor		Change
(in thousands)	Three Months Ended July 31, 2020	Three Months Ended July 31, 2019	$	%
Revenue
U.S. Concrete Pumping	$58,644	$58,354	$290	0.5%
U.K. Operations	9,208	12,492	(3,284)	-26.3%
U.S. Concrete Waste Management Services	9,390	7,967	1,423	17.9%
Corporate	625	626	(1)	-0.2%
Intersegment	(736)	(784)	48	-6.1%
	$77,131	$78,655	$(1,524)	-1.9%

				S/P Combined
	Successor		Predecessor	(non-GAAP)	Change
(in thousands)	Nine Months Ended July 31, 2020	December 6, 2018 through April 30, 2019	November 1, 2018 through December 5, 2018	Nine Months Ended July 31, 2019	$	%
Revenue
U.S. Concrete Pumping	$171,209	$124,969	$16,659	$141,628	$29,581	20.9%
U.K. Operations	28,294	30,996	5,143	36,139	(7,845)	-21.7%
U.S. Concrete Waste Management Services	25,978	18,806	2,628	21,434	4,544	21.2%
Corporate	1,875	1,634	242	1,876	(1)	-0.1%
Intersegment	(2,245)	(1,792)	(276)	(2,068)	(177)	8.6%
	$225,111	$174,613	$24,396	$199,009	$26,102	13.1%

Concrete Pumping Holdings, Inc.
Segment Adjusted EBITDA

	Successor		Change
(in thousands)	Three Months Ended July 31, 2020	Three Months Ended July 31, 2019	$	%
Adjusted EBITDA
U.S. Concrete Pumping	$21,170	$22,029	$(859)	-3.9%
U.K. Operations	3,397	4,278	(881)	-20.6%
U.S. Concrete Waste Management Services	4,846	3,628	1,218	33.6%
Corporate	625	625	-	0.0%
	$30,038	$30,560	$(522)	-1.7%

				S/P Combined
	Successor		Predecessor	(non-GAAP)	Change
(in thousands)	Nine Months Ended July 31, 2020	December 6, 2018 through July 31, 2019	November 1, 2018 through December 5, 2018	Nine Months Ended July 31, 2019	$	%
Adjusted EBITDA
U.S. Concrete Pumping	$54,338	$36,707	$7,627	$44,334	$10,004	22.6%
U.K. Operations	8,524	9,706	1,396	11,102	(2,578)	-23.2%
U.S. Concrete Waste Management Services	12,650	8,309	388	8,697	3,953	45.5%
Corporate	1,875	1,633	177	1,810	65	3.6%
	$77,387	$56,355	$9,588	$65,943	$11,444	17.4%

Concrete Pumping Holdings, Inc.
Quarterly Financial Performance

(dollars in millions)	Revenue	Net Income (Loss)	Adjusted EBITDA[1]	Capital Expenditures	Adjusted EBITDA less Capital Expenditures

Q1 2017	$46	$(6)	$14	$4	$9
Q2 2017	$51	$3	$16	$3	$13
Q3 2017	$55	$4	$18	$1	$18
Q4 2017	$60	$1	$20	$14	$6
Q1 2018	$53	$18	$16	$7	$9
Q2 2018	$56	$5	$18	$1	$17
Q3 2018	$66	$5	$22	$11	$11
Q4 2018	$68	$1	$22	$9	$13
Q1 2019	$58	$(26)	$17	$11	$6
Q2 2019	$62	$(10)	$18	$13	$5
Q3 2019	$79	$3	$31	$4	$27
Q4 2019	$84	$1	$30	$5	$25
Q1 2020	$74	$(3)	$24	$20	$4
Q2 2020	$74	$(59)	$24	$4	$20
Q3 2020	$77	$3	$30	$6	$24

¹ Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). See “Non-GAAP Financial Measures” above for a discussion of the definition of this measure and reconciliation of such measure to its most comparable GAAP measure.

Concrete Pumping Holdings, Inc.
Reconciliation of Net Income (Loss) to Reported EBITDA to Adjusted EBITDA

						S/P Combined
	Successor				Predecessor	(non-GAAP)
(dollars in thousands)	Three Months Ended July 31, 2020	Three Months Ended July 31, 2019	Nine Months Ended July 31, 2020	December 6, 2018 through July 31, 2019	November 1, 2018 through December 5, 2018	Nine Months Ended July 31, 2019
Consolidated
Net income (loss)	$2,981	$2,762	$(58,733)	$(10,513)	$(22,575)	$(33,088)
Interest expense, net	8,364	9,843	26,632	24,753	1,644	26,397
Income tax expense (benefit)	(462)	(1,922)	(3,829)	(3,115)	(4,192)	(7,307)
Depreciation and amortization	14,665	16,477	44,827	36,984	2,713	39,697
EBITDA	25,548	27,160	8,897	48,109	(22,410)	25,699
Transaction expenses	-	176	-	1,458	14,167	15,625
Loss on debt extinguishment	-	-	-	-	16,395	16,395
Stock based compensation	1,357	1,625	4,208	1,986	-	1,986
Other expense (income)	(36)	(28)	(139)	(59)	(6)	(65)
Goodwill and intangibles impairment	-	-	57,944	-	-	-
Other adjustments	3,169	1,627	6,477	4,861	1,442	6,303
Adjusted EBITDA	$30,038	$30,560	$77,387	$56,355	$9,588	$65,943

U.S. Concrete Pumping
Net income (loss)	$865	$1,432	$(45,925)	$(11,532)	$(25,252)	$(36,784)
Interest expense, net	7,620	9,046	24,448	22,758	1,154	23,912
Income tax expense (benefit)	(368)	(2,482)	(4,505)	(3,414)	(2,102)	(5,516)
Depreciation and amortization	9,745	9,938	29,893	21,471	1,635	23,106
EBITDA	17,862	17,934	3,911	29,283	(24,565)	4,718
Transaction expenses	-	1,458	-	1,458	14,167	15,625
Loss on debt extinguishment	-	-	-	-	16,395	16,395
Stock based compensation	1,357	1,625	4,208	1,986	-	1,986
Other expense (income)	1	(26)	(16)	(57)	(6)	(63)
Goodwill and intangibles impairment	-	-	43,500	-	-	-
Other adjustments	1,950	1,038	2,735	4,037	1,636	5,673
Adjusted EBITDA	$21,170	$22,029	$54,338	$36,707	$7,627	$44,334

U.K. Operations
Net income (loss)	$(20)	$999	$(16,868)	$230	$158	$388
Interest expense, net	744	796	2,184	1,994	490	2,484
Income tax expense (benefit)	(61)	354	333	60	49	109
Depreciation and amortization	2,052	2,864	6,313	7,161	890	8,051
EBITDA	2,715	5,013	(8,038)	9,445	1,587	11,032
Transaction expenses	-	-	-	-	-	-
Loss on debt extinguishment	-	-	-	-	-	-
Stock based compensation	-	-	-	-	-	-
Other expense (income)	(37)	-	(123)	-	-	-
Goodwill and intangibles impairment	-	-	14,444	-	-	-
Other adjustments	719	(735)	2,241	261	(191)	70
Adjusted EBITDA	$3,397	$4,278	$8,524	$9,706	$1,396	$11,102

Concrete Pumping Holdings, Inc.
Reconciliation of Net Income (Loss) to Reported EBITDA to Adjusted EBITDA (continued)

						S/P Combined
	Successor				Predecessor	(non-GAAP)
(dollars in thousands)	Three Months Ended July 31, 2020	Three Months Ended July 31, 2019	Nine Months Ended July 31, 2020	December 6, 2018 through July 31, 2019	November 1, 2018 through December 5, 2018	Nine Months Ended July 31, 2019
U.S. Concrete Waste Management Services
Net income (loss)	$1,679	$321	$2,904	$(65)	$2,009	$1,944
Interest expense, net	-	1	-	1	-	1
Income tax expense (benefit)	6	8	245	(20)	(1,784)	(1,804)
Depreciation and amortization	2,661	3,257	8,000	7,832	163	7,995
EBITDA	4,346	3,587	11,149	7,748	388	8,136
Transaction expenses	-	-	-	-	-	-
Loss on debt extinguishment	-	-	-	-	-	-
Stock based compensation	-	-	-	-	-	-
Other expense (income)	-	(2)	-	(2)	-	(2)
Goodwill and intangibles impairment	-	-	-	-	-	-
Other adjustments	500	43	1,501	563	-	563
Adjusted EBITDA	$4,846	$3,628	$12,650	$8,309	$388	$8,697

Corporate
Net income (loss)	$457	$10	$1,156	$854	$510	$1,364
Interest expense, net	-	-	-	-	-	-
Income tax expense (benefit)	(39)	198	98	259	(355)	(96)
Depreciation and amortization	207	418	621	520	25	545
EBITDA	625	626	1,875	1,633	180	1,813
Transaction expenses	-	(1,282)	-	-	-	-
Loss on debt extinguishment	-	-	-	-	-	-
Stock based compensation	-	-	-	-	-	-
Other expense (income)	-	-	-	-	-	-
Goodwill and intangibles impairment	-	-	-	-	-	-
Other adjustments	-	1,281	-	-	(3)	(3)
Adjusted EBITDA	$625	$625	$1,875	$1,633	$177	$1,810

Concrete Pumping Holdings, Inc.
Reconciliation of Net Debt

	January 31,	April 30,	July 31,	Change in Net
(in thousands)	2020	2020	2020	Debt Q2 to Q3
Term loan outstanding	$396,871	$391,650	$386,427	$(5,223)
Revolving loan draws outstanding	38,661	39,211	12,990	(26,221)
Less: Cash	(2,636)	(18,048)	(4,131)	13,917
Net debt	$432,896	$412,813	$395,286	$(17,527)